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                                                                            EXHIBIT 11.1
                                                               COMPUTATION OF NET LOSS PER SHARE
                                                                            (Unaudited))


                                              THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                             ---------------------------------     ----------------------------------
                                                   1996               1995               1996              1995
                                              ---------------  ---------------     ----------------   ---------------
PRIMARY
Net loss .................................... $   (4,155,000)  $   (2,668,000)     $   (12,639,000)   $   (6,826,000)
                                              ===============  ===============     ================   ===============

Weighted average common shares outstanding ..     12,438,069       10,283,104           11,519,785         9,679,164
                                              ---------------  ---------------     ----------------   ---------------
Net loss per share .......................... $        (0.33)  $        (0.26)     $         (1.10)   $        (0.71)
                                              ===============  ===============     ================   ===============



FULLY DILUTED
Net loss ....................................  $  (4,155,000)  $   (2,668,000)     $   (12,639,000)   $   (6,826,000)
                                              ===============  ===============     ================   ===============

Weighted average common shares outstanding ..     12,438,069       10,283,104           11,519,785         9,679,164
                                              ---------------  ---------------     ----------------   ---------------
Net loss per share .......................... $        (0.33)  $        (0.26)     $         (1.10)   $        (0.71)
                                              ===============  ===============     ================   ===============

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